UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 26, 2006

Sea Containers Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-7560	98-0038412
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

22 Victoria Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  441-295-2244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 29, 2006, Sea Containers Ltd. (the "Company") received written notification from the New York Stock Exchange (the "NYSE") that, as of October 3, 2006, the NYSE will suspend trading of the Company's Class A Common Shares (SCRA), Class B Common Shares (SCRB), 10 3/4% Senior Notes due 2006 (SCR 06), 7 7/8% Senior Notes due 2008 (SCR 08), 12 1/2% Senior Notes due 2009 (SCR 09), and 10 1/2% Senior Notes due 2012 (SCR 12) as a result of the Company's failure to file its 2005 annual report on Form 10-K with the Securities and Exchange Commission (the "SEC") within six months following the date due of such filing.  The NYSE also noted that the Company has not yet filed its quarterly reports on Form 10-Q during 2006.  The NYSE will submit an application to the SEC to delist the Company's securities in accordance with Section 12 of the Securities and Exchange Act of 1934 and the rules promulgated thereunder.

The Company informed the NYSE that, due to the Company’s focus on its proposed restructuring and potential reorganization, and the fact that the Company remains uncertain as to when it will be able to file its annual report, the Company is not in a position to contest the involuntary suspension and proposed delisting of its securities.

The Company's press release in respect of the NYSE suspension is attached to this report as Exhibit 99.1 and is incorporated herein in its entirety by reference.

ITEM 8.01  Other Events

(a)                                    In connection with the formation of GE SeaCo SRL, the Company and General Electric Capital Corporation (“GE Capital”) entered into the Members’ Agreement dated as of May 1, 1998 that sets forth certain agreements regarding their investment in GE SeaCo.  The Members’ Agreement gives each of the Company and GE Capital the right to purchase, at fair market value, the other’s equity interest in GE SeaCo upon the occurrence of a “change of control,” as defined in Section 5.06 of that Agreement (a “Section 5.06 Change of Control”), with respect to GE Capital or the Company, as the case may be.

The Company received letters dated September 25 and 26, 2006 from GE Capital (i) asserting that, as a result of the resignation, on March 20, 2006, of James B. Sherwood of his positions with the Company and its subsidiaries, a Section 5.06 Change of Control has occurred with respect to the Company and commencing the dispute resolution process contemplated by the Members’ Agreement if the parties are unable to resolve the dispute by mutual agreement, and (ii) stating that GE Capital was exercising its right to purchase, at fair market value, the Company’s equity interest in GE SeaCo.  The Members’ Agreement provides that, in the event that the parties are unable to agree on the fair market value of a party’s equity interest in GE SeaCo, the determination will be made by either a nationally recognized investment banking firm or a nationally recognized independent public accounting firm.

The Company believes strongly that Mr. Sherwood’s resignation did not result in a “change of control”, as defined in Section 5.06 of the Members’ Agreement, and intends to contest vigorously GE Capital’s assertions. In general terms, that section of the Members’ Agreement requires that a person or group acquire the power to direct the affairs of the Company or to elect a majority of the board of directors of the Company, neither of which has occurred.  The Company will respond to the letters received from GE Capital as required by, and within the timeframes specified in, the Members’ Agreement.

(b)                                   Pursuant to Rule 3-09 of Regulation S-X, the Company is required to file audited combined and consolidated financial statements of GE SeaCo and its subsidiaries, including its affiliated company GE SeaCo America LLC.  Because the Company has been unable to file its Annual Report on Form 10-K for 2005, the financial statements of GE SeaCo for 2005 are attached hereto as Exhibit 99.2 and are incorporated herein in their entirety by reference.

ITEM 9.01  Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release of Sea Containers Ltd., dated October 2, 2006.

99.2	Financial Statements of GE SeaCo SRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEA CONTAINERS LTD.

By:	/s/ Ian C. Durant
	Name:	Ian C. Durant
	Title:	Vice President—Finance and Chief Financial Officer

Date:  October 3, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Sea Containers Ltd., dated October 2, 2006.

99.2	Financial Statements of GE SeaCo SRL.